Explanation of Responses:

1. The filing of this Form 4 shall not be construed as an admission that (i) Southpaw Credit Opportunity Master Fund LP (the "Fund"), (ii) Southpaw Asset Management LP ("Southpaw Management"), (iii) Southpaw Holdings LLC ("Southpaw Holdings"), (iv) Kevin Wyman or (v) Howard Golden is or was for the purposes of
Section 16(a) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any of the shares of common stock, no par value (the "Common Stock") of Enterprise Informatics, Inc. (the "Issuer") or the warrants to purchase shares of Common Stock (the "Warrants"), held by ERP2 Holdings, LLC (the "LLC"), the majority of the interests in which are held by the Fund and a separate account managed by Southpaw Management (the "Managed Account"). Pursuant to Rule 16a-1, the Fund, Southpaw Management, Southpaw Holdings, the Managed Account, Mr. Wyman and Mr. Golden disclaim such beneficial ownership.

2. On May 15, 2008, in accordance with the Term Sheet, dated as of January 14, 2008, by and between the LLC and the Issuer, the LLC disbursed to the Issuer the second tranche, in the amount of $1,200,000, under the secured promissory note in the principal amount of up to $1,500,000, issued by the Issuer to the LLC on January 31, 2008, and the Issuer issued a Warrant to the LLC exercisable for 29,656 shares of Common Stock.

3. Southpaw Management holds the securities indirectly through the accounts of the Fund and the Managed Account, which hold the majority of membership interests in the LLC. Southpaw Management serves as the investment manager of the Fund and the Managed Account. Southpaw Management receives a performance-based and an asset-based fee for managing the investments of the Fund and the Managed Account. Southpaw Holdings reports the securities held indirectly by Southpaw Management, because, as the general partner of Southpaw Management, it controls the disposition and voting of the securities. Mr. Wyman reports the securities because, as the Majority Manager of the LLC and a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Mr. Golden reports the securities held indirectly by Southpaw Management because, as a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Each of the Fund, Southpaw Management, Southpaw Holdings, the Managed Account, Mr. Wyman and Mr. Golden disclaims beneficial ownership of the securities except to the extent of each entity's and individual's pecuniary interest in such securities.


ERP2 Holdings, LLC

By:/s/ Kevin Wyman                                          5/22/2008
   -----------------------------                              Date
Name:  Kevin Wyman
Title: Majority Manager



Southpaw Credit Opportunity Master Fund LP

By:  Southpaw GP LLC,
       its general partner

By:/s/ Kevin Wyman                                          5/22/2008
   -----------------------------                              Date
Name:  Kevin Wyman
Title: Managing Member



Southpaw Asset Management LP

By:  Southpaw Holdings LLC,
        its general partner


By:/s/ Kevin Wyman                                          5/22/2008
   -----------------------------                              Date
Name: Kevin Wyman
Title:  Managing Member



Southpaw Holdings LLC


By:/s/ Kevin Wyman                                          5/22/2008
   -----------------------------                              Date
Name:  Kevin Wyman
Title: Managing Member


By:/s/ Kevin Wyman                                          5/22/2008
   -----------------------------                              Date
       Kevin Wyman


By:/s/ Howard Golden                                        5/22/2008
   -----------------------------                              Date
       Howard Golden